SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 26, 2008

CONSORTIUM SERVICE MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471

(Address of principal executive offices) (Zip Code)

512-887-7546

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Live Tissue Connect, Inc., a majority owned subsidiary of the Registrant (“CSMG Technologies”), has been awarded CE Mark (Conformité Europèéne) certification for its Bipolar Forceps by BSI Product Services in its capacity as Notified Body for the Council Directive 93/42/EEC.

The CE Mark allows LTC to market its forceps with the previously CE Mark certified VAD.400 generator within the 30 countries of the European Economic Area (EEA) and Switzerland.

Obtaining CE Mark certification is an extensive process that requires evaluation of the device by the Notified Body to ensure compliance with EU directives and standards. To become certified, a company must have an established quality system and must submit a technical file providing evidence of compliance that the product meets applicable directives and standards.

The LTC Bipolar Forceps consist of two configurations of disposable instruments and are used exclusively with the LTC VAD.400 generator. Its intended use is for the application of electrosurgery in general surgery and gynecological procedures for the sealing of arteries, veins, and ducts. The Bipolar Forceps system is an alternative to mechanical clamping (clips or staples) and suturing, and can be used on veins and arteries up to 7mm diameter, on ducts up to 2mm diameter and on tissue bundles as large as will fit between the jaws of the instrument.

Live Tissue Connect is a development stage medical device company that is developing a third generation radio frequency bipolar live tissue management system (the “LTC Bipolar System”) consisting of an electrosurgery generator and disposable instruments for specific surgical procedures that utilize heat generated by radio frequency waves to be capable of sealing, coagulating, cutting and sealing, and reconnecting or welding live biological soft tissue without the use of foreign matters or conventional wound closure devices such as sutures, staples, sealants or glues. The VAD 400 and the two disposable instruments for duct and vessel sealing are the first products of the LTC Bipolar System to be cleared under Section 510(k) of the Federal Food, Drug and Cosmetic Act by the FDA and awarded the CE Mark.

CSMG Technologies received an Order dated August 26, 2008 in the case styled Banco Panamericano v. Consortium Service Management Group. Inc. and CSMG Gastech LLC, Case No. 1:07-cv-00015 now pending in the Northern District of Illinois District Court as Case No. 06 C 7195. The Order granted the Motion for Summary Judgment filed by Banco Panamericano and entered judgment in the amount of $203,800, plus interest and late fees. The Order required the parties to brief the calculation of interest and late fees. The complaint by Banco Panamericano alleged that a promissory note executed by CSMG Technologies in the principal amount of $203,800 at 12% interest per year was in default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSMG Technologies, Inc.

Date: September 2, 2008	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer